Exhibit 99.1

REDSTART HOLDINGS CORP.

 February 1, 2019

Via:	Federal Express; and
email:	info@abcosolar.com
codowd@abcosolar.com
codowd@biosolar.com

ABCO ENERGY, INC.
2100 N. Wilmot #211
Tuscon, AZ 85712
ATTN:	Charles O'Dowd
Chief Executive Officer

RE:     Account Number: CPG-1634(P)

Mr. O'Dowd:

This letter serves as confirmation that RedStart Holdings Corp. ("RedStart") has received payment in the amount of $101,810.55 from ABCO ENERGY, INC. (the "Company") for the redemption of 68,000 shares of Series C Preferred Shares of the Company (the "Redeemed Preferred Shares”) (which were initially purchased from the Company on July 12, 2018 by Power Up Lending Group Ltd. and subsequent sold and transferred to Redstart).

I hereby enclose stock certificate #5 which represents the Redeemed Preferred Shares for cancelation. Please contact me via email (redstartholdingscorp@gmail.com) with any questions. Thanks.

RedStart Holdings Corp.

/s/ Gregg Solomon

Gregg Solomon

NUMBER -5-

SHARES -68,000-

ABCO ENERGY, INC.

This Certifies that ********Redstart Holdings Corp.******** is the registered holder of Sixty-Eight Thousand Series C Convertible Preferred Stock shares transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this 1st day of November A.D. 2018

Charles O'Dowd,
President & CEO

Charles O'Dowd,
Secretary

HUECO, NEW YORK